UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CROSSROADS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2846643
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11000 North Mo-Pac Expressway, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, $0.001 par value, including attached preferred share purchase rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172792

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.001 per share, including the attached preferred stock purchase rights (the “Common Stock”), of Crossroads Systems, Inc., a Delaware corporation (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-172792), as initially filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2011, as subsequently amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the description of the Common Stock set forth under the caption “Description of Capital Stock” in the final prospectus to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, which prospectus will constitute a part of the Registration Statement, are incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference as indicated below.

Exhibit No.	Description
3.1*	Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.
3.2*	Bylaws of Crossroads Systems, Inc.
3.2.1*	Amendment No. 1 to Bylaws of Crossroads Systems, Inc.
3.2.2 **	Amendment No. 2 to Bylaws of Crossroads Systems, Inc.
4.2*
Rights Agreement, dated as of August 21, 2002, between Crossroads Systems, Inc. and American Stock Transfer & Trust Company, which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 filed on March 11, 2011 (File No. 333-172792).
**	Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 filed on August 9, 2011 (File No. 333-172792).

SIGNATURE

Pursuant to the requirements of Section 12 of the  Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 23, 2011	CROSSROADS SYSTEMS, INC.

	By:	/s/ Robert C. Sims
Robert C. Sims
President and Chief Executive Officer